EXHIBIT 32

OFFICER CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the duly elected and appointed chief executive officer and chief financial officer of MPSI Systems Inc., a Delaware corporation (the “Company”), subject in all respects to the principle of “materiality” that is inherent in financial reporting under generally accepted accounting principles, and subject further to knowledge actually in their possession at the date of this Certificate, hereby certify that:

     1. the Company’s annual report on Form 10-KSB as amended for the year ended December 31, 2003, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

     2. the financial statements, including notes thereto and supplemental information contained in various parts of such periodic report, fairly present, in all material respects when considered in the context of the financial statements taken as a whole, the financial condition, results of operations and changes in cash flow of the Company for the indicated periods;

     Executed this 21st day of April, 2004.

/s/ Bryan D. Gross

Bryan D. Gross, Chief Executive Officer

/s/ James C. Auten

James C. Auten, Chief Financial Officer